Exhibit 21 SUBSIDIARIES OF THE REGISTRANT SUBSIDIARY STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION 3683371 Canada, Inc. Canada Action Computer Supplies Limited United Kingdom Action Ltd. United Kingdom Amdaris Group Ltd. United Kingdom Amdaris SRL Moldova Amdaris Bulgaria EOOD Bulgaria Amdaris Romania SRL Romania Amdaris Ukraine LLC Ukraine BlueMetal Architects, Inc. Delaware Calence, LLC Delaware Cardinal Solutions Group, Inc. Ohio Computers by Post Limited United Kingdom Datalink Holding LLC California Datalink Nevada LLC Nevada Docufile Limited United Kingdom DSI Data Systems International Limited United Kingdom En Pointe Technology Sales, LLC Delaware Fraser Associates PLC United Kingdom Hanu Software Solutions, LLC Delaware Hanu Software Solutions (India) Private Ltd. India Hanu Software Solutions UK Limited United Kingdom Hanu Software Solutions Canada Inc. Canada Ignia Pty Ltd Australia Insight Australia Holdings Pty Ltd Australia Insight Canada Holdings, Inc. Arizona Insight Canada Inc. Ontario Insight Data Technologies Ltd Ireland Insight Deutschland GmbH & Ko KG Germany Insight Development Corp Limited United Kingdom Insight Direct (GB) Limited United Kingdom Insight Direct (UK) Limited United Kingdom Insight Direct Canada, Inc. Canada Insight Direct (Services) Limited United Kingdom Insight Direct USA, Inc. Illinois Insight Direct Worldwide, Inc. Arizona Insight Enterprises Australia Pty Limited Australia Insight Enterprises BV Netherlands Insight Enterprises CV Netherlands Insight Enterprises UK, Ltd. United Kingdom Insight Enterprises, Inc. Delaware Insight Enterprises Holdings BV Netherlands

Insight Enterprises Hong Kong Hong Kong Insight Enterprises Netherlands BV Netherlands Insight Enterprises (NZ) Limited New Zealand Insight Enterprises (Shanghai) Co. Ltd China Insight Holding (Deutschland) GmbH Germany Insight Marketing GmbH Germany Insight Networking Solutions Ltd United Kingdom Insight North America, Inc. Arizona Insight Physical Security Solutions, LLC (fka Calence Physical Security Solutions, LLC) Arizona Insight Public Sector, Inc. Illinois Insight Receivables Holding, LLC Illinois Insight Receivables, LLC Illinois Insight Technology Solutions AB Sweden Insight Technology Solutions AG Switzerland Insight Technology Solutions GmbH Austria Insight Technology Solutions GmbH Germany Insight Technology Solutions, Inc. Delaware Insight Technology Solutions Belgium, Inc. . Belgium Insight Technology Solutions Pte Ltd Singapore Insight Technology Solutions SAS France Insight Technology Solutions S.L. Spain Insight Technology Solutions SRL Italy Insight Technology Solutions s.r.o. Czech Republic Insight Technology Solutions Ltd Abu Dhabi Insight Technology Solutions Ltd Dubai Insight Technology Solutions Ltd Saudi Arabia Insight UK Acquisitions Limited United Kingdom Interconnect Network Systems Ltd United Kingdom New World Tech Limited United Kingdom M2 Marketplace, Inc. Delaware Minx Limited United Kingdom MV Sub, Inc. Minnesota PC Wholesale (UK) Ltd United Kingdom PCM, Inc. Delaware Insight Direct Philippines, LLC (fka PCM BPO, LLC) Delaware PCM Logistics, LLC Delaware PCM PK (Private) Limited Pakistan TigerDirect, LLC (fka PCM Sales, LLC) Delaware PCM Sales Canada, Inc. Quebec Insight Direct India LLP (fka PCM Technology Solutions India Limited Liability Partnership) India PCM Technology Solutions UK, Ltd United Kingdom PCMG, Inc. Delaware Provista Technology Services Limited United Kingdom Provista UK Limited United Kingdom Pulse Building Limited United Kingdom SADA Systems, LLC Delaware

SADA Systems Canada, Inc. Canada SADA Systems UK Ltd. United Kingdom SADA IT Services Ltd. Ireland SADA Global Delivery Center, LLC Armenia SADA Systems India Private Ltd. India Software Spectrum Holdings Limited United Kingdom Software Spectrum (UK) Limited United Kingdom Software Spectrum Services BV Netherlands SSI (Britain) Limited United Kingdom Stack Data Solutions, LTD United Kingdom Stack Technology Holdings, LTD. United Kingdom Stack Telecommunications Solutions, LTD United Kingdom STI Acquisition Minnesota